UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

METROSPACES, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0817201
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

888 Brickell Key Dr., Unit 1102,
Miami, FL	33131
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: File No. 333-168789

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.000001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to Be Registered.

A description of the common stock, par value $0.000001 per share, of Metrospaces, Inc., a Delaware corporation (the “Registrant”), is set forth under the heading “Description of Securities” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-186559), originally filed with the Securities and Exchange Commission on February 11, 2013, which information is hereby incorporated herein by reference. The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

1	Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-1, Registration No. 333-166237.
2	Certificate of Amendment to Certificate of Incorporation dated January 18, 2008. Incorporated by reference to Exhibit 3.7 to Registration Statement on Form S-1, Registration No. 333-166237.
3	Certificate of Amendment to Certificate of Incorporation dated March 31, 2010. Incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-1, Registration No. 333-166237.
4	Bylaws. Incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-1, Registration No. 333-166237.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METROSPACES, INC.

Date: November 25, 2013	By:	/s/ Oscar Brito
Oscar Brito President